EXHIBIT 5.1

Internal Revenue Service                        Department of the Treasury
District Director                               SeqNr:  0035527
Cincinnati Service Center                       Letter  835 (DO/CG)
P.O. Box 2508
Cincinnati, OH  45201                           Employer Identification Number:
                                                 13-3486421 DLN:
Date:  September 30, 1998                        17007209019008
                                                Person to Contact: CINDY PERRY
EXECUTIVE TELECARD LTD                          Contact Telephone Number:
C/O LAURA J VAN DOMELEN                           (513) 241-5199
MILLIMAN & ROBERTSON INC                        Plan Name:
1099 EIGHTEENTH ST STE 3100                       EXECUTIVE TELECARD LTD 401K
DENVER, CO  80202-2431                              PROFIT SHARING PLAN
                                                Plan Number:
                                                  001

Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination letter is applicable for the amendment(s) executed on May 1, 1998.

This determination letter is applicable for the plan adopted on December 26, 1995.

This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscriminatory requirements.

This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

This plan satisfies the nondiscriminatory  current availability  requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

Except as otherwise specified in an opinion or notification letter regarding this plan, this letter may not be relied upon with respect to whether the plan satisfies the changes in the qualification requirements made by the Uruguay Round Amendments Act (GATT) Pub. L. 103-465, the Taxpayer Relief Act of 1997 Pub. L. 105-34, and the changes in the qualification requirements of the Small Business Job Protection Act of 1996 Pub. L. 104-188 other than the requirements of Code section 401(a)(26).

The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

The  requirement  for employee  benefit plans to file summary plan  descriptions
(SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                 Sincerely yours,

                                                /s/ C. ASHLEY BULLARD
                                                ----------------------
                                                    C. ASHLEY BULLARD
                                                       District Director

Enclosures:
Publication 794

Letter 835 (DO/CG)